                                                                    EXHIBIT 4.22


                              SECURITY AGREEMENT
                              ------------------




                                    Made by


                            HWCC-SHREVEPORT, INC.,


                                   as Debtor


                                      to


                     STATE STREET BANK AND TRUST COMPANY,
                         as Trustee and Secured Party


                 Acting on behalf of the Holders of the Notes



                                 May 19, 1999

                              SECURITY AGREEMENT
                              ------------------


     THIS SECURITY AGREEMENT (this "Agreement") is made as of May 19, 1999, by
                                    ---------
HWCC-SHREVEPORT, INC., a Louisiana corporation with its chief executive office at Two Galleria Tower, Suite 2200, 13455 Noel Road, LB 48, Dallas, Texas 75240 ("Debtor") in favor of STATE STREET BANK AND TRUST COMPANY, a Massachusetts
  ------
chartered trust company, with offices at Two International Place, 4th Floor, Boston, Massachusetts 02110, as Trustee acting on behalf of the Holders of the Notes under (and as defined in) the Indenture described below (the "Secured
                                                                    -------
Party").
-----

                                   RECITALS
                                   --------

     A.   Hollywood Casino Corporation, a Delaware corporation (the "Borrower"),
                                                                     --------
HWCC-Tunica, Inc., the Debtor, and State Street Bank and Trust Company, as Trustee, and certain other parties have entered into an Indenture dated as of May 19, 1999 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Indenture"), pursuant to which the Borrower
                                 ---------
will issue up to (i) $310,000,000 of its 11 1/4% Series A and Series B Senior Secured Notes due 2007 and (ii) $50,000,000 of its Floating Rate Series A and Series B Senior Secured Notes due 2006 (as the same may be amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the "Notes"). Debtor is an affiliate of Borrower and as
                         -----
such will derive direct and indirect benefits from the issuance of the Notes pursuant to the Indenture.

     B. Debtor manages that certain casino, hotel complex and related facilities located in Shreveport, Louisiana (the "Shreveport Casino") pursuant
                                                  -----------------
to that certain Management Agreement dated as of September 22, 1998 (the "Management Agreement") by and between Debtor and QNOV, a Louisiana general
---------------------
partnership ("QNOV").
              ----

     C. It is a condition precedent to the purchase of the Notes under the Indenture that Debtor shall have executed and delivered this Agreement.

     D. Therefore, in order to comply with the terms and conditions of the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

                                  ARTICLE 1.
                               Security Interest
                               -----------------

     Section 1.01.  Grant of Security Interest.  Debtor hereby assigns,
                    --------------------------
endorses, delivers, pledges and grants to Secured Party a continuing security interest in, Lien upon, and right of set-off against the assets referred to in
Section 1.02 hereof (the "Collateral") to secure the prompt and complete payment
                          ----------
and performance of the Obligations (as defined in Section 2.02 hereof) and the performance by Debtor of this Agreement.

     Section 1.02.  Collateral.  The Collateral consists of the following types
                    ----------
or items of property (including property hereafter acquired by Debtor as well as property which Debtor now owns or in which Debtor has rights), but subject to the exceptions and provisos as set forth herein: the Management Agreement and all profits, fees or other amounts received, or otherwise receivable by the Debtor in respect of services provided pursuant to the Management Agreement, and, to the extent permitted by the Management Agreement and applicable law, all rights and interests of the Debtor in and to the Management Agreement, and all proceeds of the foregoing Collateral.

     Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, all dividends, distributions, interest and principal payments, cash, instruments, and other property and proceeds made upon or with respect to or of the Collateral shall not constitute Collateral and may be used by the Debtor subject to the terms and conditions of the Indenture. Upon the occurrence and during the continuance of an Event of Default, all rights of the Debtor to receive all such dividends, distributions, interest and principal payments, cash, instruments and other property and proceeds shall cease, and such dividends, distributions, interest and principal payments, cash, instruments and other property and proceeds shall constitute Collateral, and shall be paid or otherwise delivered to the Secured Party. It is expressly contemplated that additional property may from time to time be pledged, assigned or granted to Secured Party as additional security for the Obligations, and the term "Collateral" as used herein shall be deemed for all purposes hereof to include all such additional property, together with all other property of the types described above related thereto.

                                  ARTICLE 2.
                                  DEFINITIONS
                                  -----------

     Section 2.01.  Terms Defined Above or in the Indenture.  As used in this
                    ---------------------------------------
Agreement, the terms defined above shall have the meanings respectively assigned to them. Other capitalized terms which are defined in the Indenture but which are not defined herein shall have the same meanings as defined in the Indenture.

     Section 2.02.  Certain Definitions.  As used in this Agreement, the
                    -------------------
following terms shall have the following meanings, unless the context otherwise requires:

          "Agreement" means this Security Agreement, as the same may from time
           ---------
     to time be amended or supplemented.

          "Code" means the Uniform Commercial Code as presently in effect in the
           ----
     State of New York; provided that, if by reason of mandatory provisions of
                        -------- ----
     law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral is governed by the Uniform Commercial Code as in effect in any jurisdiction other than the State of New York, "Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection. Unless otherwise indicated by the context herein, all uncapitalized terms which are defined in the Code shall have their respective meanings as used in Article 9 of the Code.

          "Event of Default" means any event specified in Section 6.01.
           ----------------

          "Obligations" means (i) the payment when due of indebtedness evidenced
           -----------
     by the Notes in the principal sum not to exceed at any time outstanding of $360,000,000, interest (including post-petition interest) as set forth in the Indenture and the Notes, and premiums, penalties, and late charges thereon; (ii) all other indebtedness and other sums (including, without limitation, all expenses, attorneys' fees, other fees, indemnifications, reimbursements, damages, other monetary liabilities, and other charges) and obligations that may or shall become due hereunder or under the Notes, the Guarantees, the Indenture, or the other Collateral Documents; and (iii) any and all renewals, modifications, amendments, extensions for any period, supplements or restatements of any of the foregoing.

          "Obligor" means any Person, other than Debtor, liable (whether
           -------
     directly or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.

          "Permitted Encumbrances" means the items set forth on Exhibit B
           ----------------------                               ---------
     hereto.

                                  ARTICLE 3.
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     In order to induce Secured Party to accept this Agreement, Debtor represents and warrants to Secured Party (which representations and warranties will survive the creation and payment of the Obligations) that:

     Section 3.01.  Ownership of Collateral; Absence of Encumbrances and
                    ----------------------------------------------------
Restrictions.  After giving effect to the use of the proceeds of the Notes,
------------
Debtor is, and in the case of property acquired after the date hereof, will be, the sole legal and beneficial owner of the Collateral holding good and indefeasible title to the same, free and clear of all Liens except for Permitted Encumbrances and Debtor has full right, power and authority to assign and grant a security interest in the Collateral to Secured Party.

     Section 3.02.  No Required Consent.  Except for such authorizations,
                    -------------------
consents or approvals previously obtained and in effect, no authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than the filing of financing statements and the other documents required to perfect or maintain the perfection of the Liens granted hereby), or QNOV, is required for (i) the due execution, delivery and performance by Debtor of this Agreement, (ii) the grant by Debtor of the security interest granted by this Agreement and any enforcement of the security interest created hereby and any assignment of the Collateral by Secured Party to a third party purchaser thereof following an Event of Default,
(iii) the perfection of such security interest or (iv) the exercise by Secured Party of its rights and remedies under this Agreement, except as may be required by applicable gaming laws or in connection with the disposition of Collateral or by federal or state securities laws or antitrust laws. The Management Agreement contains no provisions which conflict with this Agreement or prohibit the granting of a security interest in the Collateral pursuant to the terms hereof or the exercise of remedies hereunder with respect to such security interest, or the assignment of the Collateral to a subsequent purchaser.

     Section 3.03.  Security Interest.  After giving effect to the use of
                    -----------------
proceeds of the Notes, the grant of the security interest in and Lien on the Collateral pursuant to this Agreement creates a valid and continuing security interest in and Lien on the Collateral, enforceable against Debtor, and, upon the filing of financing statements in the appropriate office for the locations of the Collateral listed on Exhibit A hereof, the security interests granted
                            ---------
hereby will be perfected, prior to all other Liens except Permitted Encumbrances, enforceable against third parties and securing payment of the Obligations.

     Section 3.04.  No Filings By Third Parties.  After giving effect to the use
                    ---------------------------
of proceeds of the Notes, and other than any financing statement or other public notice or recording naming Secured Party as the secured party therein, no financing statement or other public notice or recording covering the Collateral is on file in any public office and Debtor has not signed any document or agreement authorizing the filing of any such financing statement or other public notice or recording so long as any of the Obligations are outstanding.

     Section 3.05.  Name; No Name Changes.  The name of the Debtor set forth on
                    ---------------------
Exhibit A hereto is the true and correct legal name of the Debtor, and, except
---------
as described on Exhibit A hereto, Debtor has not, during the preceding five (5)
                ---------
years, entered into any contract, agreement, security instrument or other document using a name other than, or been known by or otherwise used any name other than, the name used by Debtor herein.

     Section 3.06.  Location of Debtor and Collateral.  Debtor's chief executive
                    ---------------------------------
office, principal place of business and the locations of Debtor's records concerning the Collateral are set forth on Exhibit A hereto. Any Collateral not
                                           ---------
at such location(s) nevertheless remains subject to Secured Party's security interest.

     Section 3.07.  Collateral.  All statements or other information provided by
                    ----------
Debtor to Secured Party describing or with respect to the Collateral is (or, in the case of subsequently furnished information, will be when provided) correct and complete in all material respects. The delivery at any time by Debtor to Secured Party of additional descriptions of Collateral shall constitute a representation and warranty by Debtor to Secured Party hereunder that the representations and warranties of this Article 3 are correct insofar as they would pertain to such Collateral or the descriptions thereof, except as indicated therein.

                                  ARTICLE 4.
                           COVENANTS AND AGREEMENTS
                           ------------------------

     Debtor will at all times comply with the covenants and agreements contained in this Article 4, from the date hereof and for so long as any part of the Obligations are outstanding.

     Section 4.01.  Change in Location of Debtor.  Debtor will not change the
                    ----------------------------
location of Debtor's chief executive office, principal place of business or the locations of Debtor's records concerning the Collateral unless Debtor shall have given Secured Party at least thirty (30) days prior written notice thereof and shall have delivered to Secured Party such new financing statements or other documentation as may be reasonably necessary or required by Secured Party to ensure the continued perfection and priority of its security interest in the Collateral.

     Section 4.02.  Change in Debtor's Name or Corporate Structure.  Debtor will
                    ----------------------------------------------
not change its name, identity or corporate structure (including, without limitation, any merger, consolidation or sale of substantially all of its assets) unless Debtor shall have given Secured Party at least thirty (30) days prior written notice thereof and shall have delivered to Secured Party such new financing statements or other documentation as may be reasonably necessary or required by Secured Party to ensure the continued perfection and priority of its security interest on the Collateral.

     Section 4.03.  Sale, Disposition or Encumbrance of Collateral.  Except as
                    ----------------------------------------------
permitted pursuant to the provisions of the Indenture or with Secured Party's prior written consent, Debtor will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, assign or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than Secured Party.

     Section 4.04.  Records and Information.  Debtor shall keep accurate and
                    -----------------------
complete records of the Collateral (including proceeds). Secured Party may at any time upon reasonable prior notice have access during normal business hours to examine, audit, make extracts from and inspect without hindrance or delay Debtor's records, files and the Collateral. Debtor will promptly provide written notice to Secured Party of all information which in any way relates to or affects the filing of any financing statement or other public notices or recordings, or the delivery and possession of items of Collateral, for the purpose of perfecting a security interest in the Collateral. Debtor will also promptly furnish such information as Secured Party may from time to time reasonably request regarding the Collateral or Secured Party's rights or remedies with respect thereto.

     Section 4.05.  Reimbursement of Expenses.  Debtor hereby assumes all
                    -------------------------
liability for the Collateral, the security interests created hereunder and any use, possession, maintenance, management, enforcement or collection of any or all of the Collateral. Debtor agrees to indemnify and hold Secured Party harmless from and against and covenants to defend Secured Party against any and all losses, damages, claims, costs, penalties, liabilities and expenses, including, without limitation, court costs and reasonable attorneys' fees, incurred because of, incident to, or with respect to the Collateral (including, without limitation, any use, possession, maintenance or management thereof, or any injuries to or deaths of persons or damage to property except to the extent caused by the gross negligence or willful misconduct of Secured Party). All amounts for which Debtor is liable pursuant to this Section 4.05 shall be due and payable by Debtor to Secured Party upon demand. If Debtor fails to make such payment upon demand (or if demand is not made due to an injunction or stay arising from bankruptcy or other proceedings) and Secured Party pays such amount, the same shall be due and payable by Debtor to Secured Party, plus interest thereon from the date of Secured Party's demand (or from the date of Secured Party's payment if demand is not made due to such proceedings) at the interest rate applicable to overdue principal as provided in the Notes.

     Section 4.06.  Further Assurances.  Upon the request of Secured Party,
                    ------------------
Debtor shall (at Debtor's expense) execute and deliver all such assignments, certificates, financing statements or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request to perfect Secured Party's interest in the Collateral or to protect, enforce or otherwise effect Secured Party's rights and remedies hereunder.

     Section 4.07.  Use of Collateral.  Debtor will not use any Collateral in
                    -----------------
violation of any law, statute, ordinance, regulation or administrative order, or suffer it to be so used.

     Section 4.08.  Secured Party Assumption of Management Agreement.  Debtor
                    ------------------------------------------------
agrees that at any time following an Event of Default Lender by notice to Debtor may assume the Debtor's rights and obligations under the Management Agreement on a going forward basis and Debtor has obtained the consent of QNOV thereto, and QNOV's agreement to attorn to and perform all of its obligations under and in accordance with the terms of the Management Agreement for the benefit of Secured Party or its assignee. A copy of such agreement of QNOV has been delivered to Trustee.

                                  ARTICLE 5.
                  RIGHTS, DUTIES AND POWERS OF SECURED PARTY
                  ------------------------------------------

     Secured Party shall have the following rights, duties and powers:

     Section 5.01.  Discharge Encumbrances.  After the occurrence and during the
                    ----------------------
continuance of an Event of Default, Secured Party may, at its option, discharge any taxes, Liens, security interests or other encumbrances at any time levied or placed on the Collateral, and may pay for insurance on the Collateral to the extent required by this Agreement or the Indenture and not obtained by Debtor. Debtor agrees to reimburse Secured Party upon demand for any payment so made, plus interest thereon from the date of Secured Party's demand at the interest rate applicable to overdue principal as provided in the Notes.

     Section 5.02.  Licenses and Rights to Use Collateral.  After the occurrence
                    -------------------------------------
and during the continuance of an Event of Default, in connection with any transfer or sale (to Secured Party or any other Person) of the Collateral, Secured Party is hereby granted a transferable license or other right to use, without any charge, any of Debtor's labels, patents, copyrights, tradenames, trade secrets, trademarks or other similar property in completing production, advertising or selling such Collateral except any of the foregoing property which is expressly prohibited by its terms from being assigned or licensed. After the occurrence and during the continuance of an Event of Default, Debtor's rights under all licenses and franchise agreements shall inure to the benefit of Secured Party and any transferee of all or any part of the Collateral.

     Section 5.03.  Cumulative and Other Rights.  The rights, powers and
                    ---------------------------
remedies of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off (which set-off rights may be exercised only after the occurrence and during the continuance of an Event of Default). If any of the Obligations are given in renewal, extension for any period or rearrangement, or applied toward the payment of debt secured by any Lien, Secured Party shall be, and is hereby, subrogated to all the rights, titles, interests and liens securing the debt so renewed, extended, rearranged or paid.

     Section 5.04.  Disclaimer of Certain Duties.
                    ----------------------------

          (a) The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Debtor hereby agrees that Secured Party shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Secured Party's delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral. Nothing herein shall affect any obligation of Secured Party to the Holders under the Indenture or under applicable law.

          (b) Except as may be required by the Indenture, and to the fullest extent permitted by applicable law, Secured Party shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps reasonably necessary to preserve any rights against any Obligor or other Person. Debtor waives any right of marshaling in respect of any and all Collateral, and waives any right to require Secured Party to proceed against any Obligor or other Person, exhaust any Collateral or enforce any other remedy which Secured Party now has or may hereafter have against any Obligor or other Person.

     Section 5.05.  Modification of Obligations; Other Security.  Except as
                    -------------------------------------------
specifically provided for in the Indenture, Debtor waives (i) any and all notice of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by any Obligor in connection with the Obligations and (ii) any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor or for any other reason. Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against Debtor and without affecting Debtor's liability hereunder or on the Obligations, from time to time to (x) after the occurrence and during the continuance of an Event of Default and after the acceleration of the Notes, apply the Collateral in the manner permitted by this Agreement or Indenture and (y) after the occurrence and during the continuance of an Event of Default and after the acceleration of the Notes, renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive or release the obligations of any Obligor or any instrument or agreement of such other Person with respect to any or all of the Obligations or Collateral.

                                  ARTICLE 6.
                               EVENTS OF DEFAULT
                               -----------------

     Section 6.01.  Events.  It shall constitute an Event of Default under this
                    ------
Agreement if an Event of Default occurs and is continuing under the Indenture.

     Section 6.02.  Remedies.  Upon the occurrence and during the continuance of
                    --------
any Event, of Default, Secured Party may take any or all of the following actions without notice (except where expressly required below or in the Indenture) or demand to Debtor:

          (a) Take possession of the Collateral and sell or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party (including, without limitation, Debtor's premises), for cash at such price as Secured Party may deem fair, and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Secured Party may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by Secured Party either to itself or to any other Person shall be absolutely free from any claim of right by Debtor, including any equity or right of redemption, stay or appraisal which Debtor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder. If only part of the Collateral is sold or transferred such that the Obligations remain outstanding (in whole or in part), Secured Party's rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Obligations are paid. In the event that Secured Party elects not to sell the Collateral, Secured Party retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this subsection or in subsection (a) shall constitute disposition in a commercially reasonable manner.

          (b) Take possession of all books and records of Debtor pertaining to the Collateral. Secured Party shall have the authority to enter upon any real property or improvements thereon in order to obtain any such books or records, or any Collateral located thereon, and remove the same therefrom without liability.

          (c) Apply proceeds of the disposition of the Collateral to the Obligations in any manner elected by Secured Party and permitted by the Code or otherwise permitted by law or in equity and in accordance with the provisions of the Indenture. Such application may include, without limitation, the reasonable expenses of preparing for sale or other disposition, and the reasonable attorneys' fees and legal expenses incurred by Secured Party.

          (d) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral. Additionally, any sale or transfer hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

               (e) Execute, assign and endorse negotiable and other instruments for the payment of money or other evidences of payment for any form of Collateral on behalf of and in the name of Debtor.

               (f) Require all payments received by Debtor under or in connection with the Management Agreement or otherwise in respect of the Collateral to be received in trust for the benefit of Secured Party, segregated from other funds of Debtor, and require that such funds forthwith be paid over to Secured Party in the same form as so received (with any necessary endorsement).

               (g) Exercise all other rights and remedies permitted by law or in equity.

     Section 6.03.  Attorney- in -Fact.  Debtor hereby irrevocably appoints
                    ------------------
Secured Party as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party's discretion upon the occurrence and during the continuance of an Event of Default, but at Debtor's cost and expense and without notice to Debtor:

               (a) To obtain, adjust, sell and cancel any insurance with respect to the Collateral, and endorse any draft drawn by insurers of the Collateral. Secured Party may apply any proceeds or unearned premiums of such insurance to the Obligations (whether or not due).

               (b) To take any action and to execute any assignment, certificate, financing statement, notification, document or instrument which Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Debtor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

     Section 6.04.  Liability for Deficiency.  If any sale or other disposition
                    ------------------------
of Collateral by Secured Party or any other action of Secured Party hereunder results in reduction of the Obligations, such action will not release Debtor from its liability to Secured Party for any unpaid Obligations, including costs, charges and expenses incurred in the liquidation of Collateral, together with interest thereon, and the same shall be immediately due and payable to Secured Party at Secured Party's address set forth in the Indenture.

     Section 6.05.  Reasonable Notice.  If any applicable provision of any law
                    -----------------
requires Secured Party to give reasonable notice of any sale or disposition or other action, Debtor hereby agrees that ten days' prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and in the case of private sale, the time after which such sale is to be made.

     Section 6.06.  Non-judicial Enforcement.  Secured Party may enforce its
                    ------------------------
rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law Debtor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.

                                  ARTICLE 7.
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     Section 7.01.  Notices.  Any notice required or permitted to be given under
                    -------
or in connection with this Agreement shall be given in accordance with the notice provisions of the Indenture.

     Section 7.02.  Amendments and Waivers.  Secured Party's acceptance of
                    ----------------------
partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Debtor or any Obligor, or of any right, power or remedy of Secured Party, and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Debtor hereby agrees that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of Secured Party's other rights or of Debtor's obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by Debtor and Secured Party and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

     Section 7.03.  Copy as Financing Statement.  A photocopy or other
                    ---------------------------
reproduction of this Agreement or any financing statement covering the Collateral is sufficient as a financing statement, and the same may be filed with any appropriate filing authority for the purpose of perfecting Secured Party's security interest in the Collateral.

     Section 7.04.  Possession of Collateral.  Secured Party shall be deemed to
                    ------------------------
have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).

     Section 7.05.  Redelivery of Collateral.  If any sale or transfer of
                    ------------------------
Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to Debtor such excess proceeds in a commercially reasonable time; provided, however, that Secured Party shall not be liable for any interest, cost or expense in connection with any reasonable delay in delivering such proceeds to Debtor.

     Section 7.06.  Governing Law; Jurisdiction.  This Agreement and the
                    ---------------------------
security interest granted hereby shall be construed in accordance with and governed by the laws of the State of New York (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interests granted hereby).

     Section 7.07.  Gaming Authority.  Each of the provisions of this Agreement
                    ----------------
is subject to, and shall be enforced in compliance with, any requirements imposed by any applicable Gaming Authority.

     Section 7.08.  Continuing Security Agreement
                    -----------------------------

          (a) Except as may be expressly applicable pursuant to Section 9-505 of the Code, no action taken or omission to act by Secured Party hereunder, including, without limitation, any action taken or inaction pursuant to
     Section 6.02 hereof, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until Secured Party shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (b) below.

          (b) To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party, and Secured Party's security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.09.

     Section 7.09.  Termination.  The grant of a security interest hereunder and
                    -----------
all of Secured Party's rights, powers and remedies in connection therewith shall unless otherwise provided in the Indenture or this Agreement, remain in full force and effect until payment in full of (A) the Notes under the terms of the Indenture, (B) all obligations then due and owing under the Indenture, the Notes and the Collateral Documents and (C) all other Obligations; provided, however,
                                                            --------  -------
that after receipt from the Debtor by the Trustee of a request for a release of any Collateral permitted under the Indenture upon the sale, transfer, assignment, exchange or other disposition of such Collateral not prohibited by the Indenture (and upon receipt by the Trustee of all proceeds of such sale, transfer, assignment, exchange or other disposition to the extent required to be remitted to the Trustee under the Indenture or otherwise), such Collateral shall be released from the lien and security interest created hereunder in accordance with the provisions of the Indenture and shall-no longer constitute Collateral. Upon the payment in full of (A) the Notes under the terms of the Indenture (B) all obligations then due and owing under the Indenture and the Collateral Documents, and (C) all other Obligations, the Debtor shall be entitled to the return, upon its request and at its expense, of such of the Collateral pledged by it as shall not have been sold or otherwise applied pursuant to the terms hereof. Notwithstanding the foregoing, the reimbursement and indemnification provisions of Section 4.05 and the provisions of subsection 7.08(b) shall survive the termination of this Agreement.

     Upon any termination of this Agreement or release of any Collateral as permitted by the Indenture the Trustee will, at the expense of the Debtor, execute and deliver to the Debtor such documents and take such other actions as the Debtor shall reasonably request to evidence the termination of this Agreement or the release of such Collateral, as the case may be. Any such action taken by the Trustee shall be without warranty by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interests in the Collateral, and shall be at the expense of the Debtor. The Trustee may conclusively rely on any certificate delivered to it by the Debtor stating that the execution of such documents and release of the Collateral is in accordance with and permitted by the terms of the Indenture and this Agreement.

     Section 7.10.  Counterparts; Effectiveness.  This Agreement may be executed
                    ---------------------------
in two or more counterparts. Each counterpart is deemed an original, but all such counterparts taken together constitute one and the same instrument. This Agreement becomes effective upon the execution hereof by Debtor and delivery of the same to Secured Party, and it is not necessary for Secured Party to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

     Section 7.11.  Indenture.  This Agreement is subject to the terms,
                    ---------
conditions and provisions of the Indenture. To the extent a term or provision of this Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision.

     Section 7.12.  Rights of Noteholders.  No Holder of a Note shall have any
                    ---------------------
independent rights hereunder other than those rights granted to individual Holders of Notes pursuant to the Indenture; provided that nothing in this
Section 7.12 shall limit any rights granted to the Trustee under the Notes, the Indenture or the Collateral Documents.

     Section 7.13.  No Personal Liability of Directors, Officers, Employees and
                    -----------------------------------------------------------
Stockholders.  No past, present or future director, officer, employee,
------------
incorporator or stockholder of the Debtor as such or any successor Person, as such, shall have any liability for any obligations of the Debtor under the Notes, the Collateral Documents, this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.

     Section 7.14.  Fraudulent Conveyance Savings Clause.  Notwithstanding any
                    ------------------------------------
provision of this Agreement to the contrary, it is intended that neither this Agreement nor any Lien granted by Debtor to secure the Obligations shall constitute a "Fraudulent Conveyance" (as defined below). Consequently, Debtor agrees that if the Agreement or any Liens securing this Agreement, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Agreement and each such Lien shall be valid and enforceable only to the maximum extent that would not cause this Agreement or such Lien to constitute a Fraudulent Conveyance, and this Agreement shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, a "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of Title 11, United States Code, as amended (or any successor section) or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.


                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed and delivered as of the date first written above.

DEBTOR:                                      HWCC-SHREVEPORT, INC.
------

                                             By: /s/ WILLIAM D. PRATT
                                                ------------------------------
                                                 Vice President and
                                                 Secretary

Name:
Title:


                                   EXHIBIT A
                                   ---------

                                  PERFECTION
                                  ----------


(a)    Legal Name of Debtor:    HWCC - Shreveport, Inc.
       --------------------


(b)    Other Names:             None
       -----------


(c)    (i)   Chief Executive Office and Principal Place of Business of Debtor:
             ----------------------------------------------------------------

             Dallas County, Texas


       (ii)  Other Premises at which Collateral is Stored or Located:
             -------------------------------------------------------

             Dallas County, Texas


       (iii) Locations of Records Concerning Collateral:
             ------------------------------------------

             Caddo Parish, Louisiana
             Shreveport Parish, Louisiana
             Dallas County, Texas

                                   EXHIBIT B
                                   ---------

                            PERMITTED ENCUMBRANCES
                            ----------------------


     1. Liens on the assets of the Company and any Guarantor created by the Indenture and the Collateral Documents securing the Notes and the Note Guarantees;

     2.   Liens in favor of the Company or the Guarantors;

     3. Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

     4. Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

     5. Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     6. Liens to secure Indebtedness permitted by clause (a) of Section 4.09 of the Indenture covering only inventory and accounts receivable;

     7. Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (d) of the second paragraph of Section 4.09 of the Indenture covering only the assets acquired with such Indebtedness;

     8.   Liens of record on the date of the Indenture;

     9. Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor;

     10. Liens arising from UCC financing statements regarding property leased by the Company or any of its Restricted Subsidiaries;

     11. Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law or in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if:

     (a) the underlying Obligations are not overdue for a period of more than 60 days, or

     (b) such Liens are being contested in good faith and by appropriate proceedings by the Company and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP, and

     (c) the Company is in compliance with the terms of the security documents applicable to such Liens;

     12. A Lien on a vessel to secure FF&E Financing or Capital Lease Obligations in accordance with Section 4.09(d) of the Indenture where (a) the creditor under such FF&E Financing or Capital Lease Obligations agrees to release such Lien upon satisfaction of the Obligations under such FF&E Financing or Capital Lease Obligations, (b) the creditor under such FF&E Financing or Capital Lease Obligations agrees to release such Lien upon payment of the proceeds from the sale of such vessel attributable to such FF&E Financing or Capital Lease Obligations, (c) the creditor under such FF&E Financing or Capital Lease Obligations acknowledges that such Lien does not create rights on the hull or other equipment constituting such vessel, but shall be limited to the FF&E specifically identified in such creditor's financing or lease and Lien documents, (d) such Lien is expressly subject and subordinate to the Liens granted in favor of the Trustee, (e) the creditor under such FF&E Financing or Capital Lease Obligations agrees to promptly notify the Trustee of the occurrence of any event of default under such creditor's financing or lease documents, and (f) the creditor under such FF&E Financing or Capital Lease Obligations acknowledges and agrees that it has no right to possess or use such vessel or anything on board such vessel, except for its right to come on board the vessel to inspect the related FF&E and, after the occurrence and continuance of an event of default under such creditor's financing or lease documents, to remove or repossess the subject FF&E, provided that such creditor's efforts to remove or repossess such FF&E shall be commercially reasonable and shall not damage the vessel, its hull or any other equipment constituting such vessel.

     13. Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Obligations that do not exceed Five Million Dollars ($5,000,000) at any one time outstanding.

     14. Liens incurred and pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and Social Security benefits.